EXHIBIT 99.2

ELECTION FORM/LETTER OF TRANSMITTAL

To Accompany Certificates Representing Common Shares of

Community National Corporation

This Election Form/Letter of Transmittal is sent to you in connection with the proposed merger (the “Merger”) of Community National Corporation (“CNC”) with and into NB&T Financial Group, Inc. (“NB&T”) pursuant to the Agreement and Plan of Merger, dated as of June 30, 2009, as amended on September     , 2009 (the “Merger Agreement”), by and between NB&T and CNC.

Please return your Election Form/Letter of Transmittal, together with the certificate(s) representing your CNC common shares, to Illinois Stock Transfer Company (“IST”), the Exchange Agent, by mail, overnight courier or hand delivery to the address below:

Illinois Stock Transfer Company

209 W. Jackson Boulevard, Suite 903

Chicago, IL 60606-6905

Please read carefully the accompanying Instructions before completing this Election Form/Letter of Transmittal. The Instructions contain important information about this Election Form/Letter of Transmittal and how to submit your certificates representing CNC common shares. If you hold your CNC common shares through a broker, dealer or nominee, you will receive additional instructions from them.

To make a valid election, your materials must be received by the Exchange Agent not later than 4:00 p.m., Central Time, on                     , 200    (the “Election Deadline”). However, if the closing of the Merger is extended past                     , 200    , for any reason, the Election Deadline will be extended until up to      calendar days prior to the new anticipated closing date. In this event, NB&T will publicly announce the new Election Deadline in a Current Report on Form 8-K filed with the Securities and Exchange Commission at least      trading days prior to the new anticipated closing date.

If you have questions regarding this Election Form/Letter of Transmittal, please contact the Exchange Agent at 1-800-757-5755 or 1-312-427-2953 between 9:00 a.m. and 4:00 p.m., Central Time, Monday through Friday.

1	About You and Your CNC Common Shares — See Instruction 2

Name and Address of Registered Owner(s)	Certificate Number(s)	Number of Shares Represented by Certificate(s)

TOTAL SHARES:

If you hold additional certificates representing CNC common shares in the same name(s) as listed above, but those certificates are not shown above, please submit those certificates with this Election Form/Letter of Transmittal and attach a listing of the additional certificate numbers and the number of CNC common shares represented by each certificate.

☐	I cannot find one or more of my stock certificates.

2	Election Choices — See Instructions 3 and 8

Election Choices (select only one):

☐ 1	All Cash Election. Mark this box to elect to receive only cash, in the amount of $11.41* for each CNC common share, for all CNC common shares owned.
☐ 2	All Stock Election. Mark this box to elect to receive only NB&T common shares, at the exchange ratio of 0.761* NB&T common shares for each CNC common share, for all CNC common shares owned.
☐ 3	Mixed Cash/Stock Election. Mark this box to elect to receive a mixture of cash (in the amount of $11.41* for each CNC common share) and NB&T common shares (at the exchange ratio of 0.761* NB&T common shares for each CNC common share). If you mark this box, you must also indicate below the whole number of your CNC common shares that you wish to exchange for cash and the whole number of your CNC common shares that you wish to exchange for NB&T common shares. Do not write percentages, only whole numbers of shares.

(a) CNC common shares to be exchanged for cash:
(whole numbers only)

	(b) CNC common shares to be exchanged for NB&T common shares:	(whole numbers only)

	Total CNC common shares owned:	#

#Important: The sum of (a) and (b) must equal the total number of CNC common shares that you own (as listed in Section 1 above).
☐ 4	No Election. I/we make no election. I/we, the undersigned, acknowledge and understand that by making no election, the form of consideration that I/we will receive as a result of the Merger will be determined by NB&T or, at NB&T’s direction, the Exchange Agent in accordance with the terms of the Merger Agreement.

*NOTE: THE CASH AND STOCK CONSIDERATION MAY BE REDUCED AS DESCRIBED IN THE MERGER AGREEMENT.

IMPORTANT: IF YOU DO NOT SELECT AN OPTION OR SELECT MORE THAN ONE, IT WILL BE ASSUMED THAT AS TO THESE SHARES YOU HAVE NO PREFERENCE AND THE SHARES SHALL BE DESIGNATED NO ELECTION SHARES. IN ADDITION, YOUR ELECTION IS SUBJECT TO CERTAIN LIMITS AND ALLOCATION PROCEDURES SET FORTH IN THE MERGER AGREEMENT. IF YOU HOLD 1,500 OR FEWER SHARES OF CNC COMMON STOCK, YOU WILL RECEIVE ALL CASH IN EXCHANGE FOR YOUR CNC COMMON STOCK REGARDLESS OF YOUR ELECTION.

3	Certification and Required Signatures — See Instruction 8

I/we, the undersigned, surrender to you for exchange the certificate(s) representing CNC common shares identified in Section 1 above. I/we agree, upon request, to execute and deliver any additional documents which NB&T or the Exchange Agent tells me/us are necessary or desirable to complete the exchange of my/our CNC common shares. I/we understand and acknowledge that delivery will be effected, and risk of loss and title to my/our certificate(s) for CNC common shares will pass, only upon proper delivery of those certificates to you, as Exchange Agent. I/we certify that I/we have reviewed the accompanying Instructions and have complied with all requirements stated therein. I/we acknowledge that any election made in Section 2 above in connection with the Merger may be subject to allocation and proration, as provided in the Merger Agreement and as described in the Prospectus/Proxy Statement. Therefore, I/we acknowledge that I/we may receive a different form of consideration than I/we elected as a result of such allocation and proration. I/we hereby authorize the Exchange Agent to rely upon all representations, certifications and instructions accompanying this Election Form/Letter of Transmittal.

Required Signatures — all shareholders must sign below.

X		X
	Signature of Shareholder Date		Signature of Shareholder (if joint account) Date

Daytime Phone Number ( ) Title/Capacity, if required

4	Special Payment or Issuance Instructions — See Instruction 9

Any NB&T common shares and/or any check you receive in exchange for your CNC common shares in the Merger will be issued in the name(s) printed in Section 1 above unless you indicate a different name(s) below. If you indicate a different name(s), your signature(s) and a Medallion Signature Guarantee are required, and the Substitute Form W-9 attached to this Election Form/Letter of Transmittal MUST be completed by the new shareholder or payee. Please refer to Instruction 9.

Name

Address

City State Zip

X Place Medallion Signature Guarantee here ▶

X Authorized signature(s)

5	Special Delivery Instructions — See Instruction 11

NB&T common shares and/or a check will be mailed to the person and address shown in Section 1 (or the person and address in Section 4, if completed) unless you indicate a different mailing address below. If you indicate a different mailing address, your signature(s) and a Medallion Signature Guarantee are required.

Name

Address

City State Zip

X Place Medallion Signature Guarantee here ▶

X Authorized signature(s)

6	Affidavit of Lost, Stolen or Destroyed Certificate(s) — See Instruction 13

This Section 6 should be completed ONLY if you cannot locate one or more certificates representing your CNC common shares. After this Section 6 has been completed and signed, it must be NOTARIZED.

List the certificate number(s) and number of CNC common shares represented by any lost, stolen or destroyed certificates:

Certificate Number(s)	Number of CNC Common Shares Represented by Certificate(s)

TOTAL SHARES:

STATE OF                               :

                                                   : SS.

COUNTY OF                           :

The undersigned, being first duly sworn, deposes and says as follows:

I am the legal and beneficial owner of the number of CNC common shares set forth above (the “Shares”), evidenced by the certificate(s) described above issued to me by CNC. The certificate(s) apparently have been either lost, mislaid or destroyed, and all of my best efforts to locate the certificate(s) have been unsuccessful. I have not sold, pledged, hypothecated or otherwise transferred the Shares represented by the certificate(s), or any interest therein or right thereto. The certificate(s) were not endorsed. This Affidavit is made for the purpose of inducing NB&T and/or Illinois Stock Transfer Company, as Exchange Agent, to make payment of the consideration to which I am entitled in the Merger under the terms of the Merger Agreement. In consideration of such payment, I agree for myself, and my heirs, legal representatives, successors and assigns, to indemnify and hold NB&T and the Exchange Agent free and harmless from any and all actions, suits and proceedings, whether groundless or otherwise, and from any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities whatsoever which either of them may sustain or incur by reason of any claim which may be made in respect of the certificate(s) described above. I further agree that, in the event the certificate(s) shall come into my possession, I shall forthwith deliver the same to NB&T or the Exchange Agent for cancellation.

Signature:

Printed Name:

Date:

Signature:

Printed Name:

Date:

Sworn to before me and subscribed in my presence this      day of                     , 200    .

Notary Public

SUBSTITUTE FORM W-9 Internal Revenue Service – Department of the Treasury Payer’s Request for Taxpayer Identification Number (TIN) and Certification Payer’s Name: NB&T Financial Group, Inc.

PART I – TAXPAYER IDENTIFICATION NUMBER Please provide your Taxpayer Identification Number on the line to the right and certify by signing and dating below. No.	Social Security No. OR Employer Identification

PART II – CERTIFICATIONS

Under penalties of perjury, I certify that:

(1)    the number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a Taxpayer Identification Number to be issued to me); and

(2)    I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all income or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding (see Instruction 12); and

(3)    I am a U.S. person (including a U.S. resident alien).

Certification Instructions – You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

PART III – ☐ Awaiting TIN You must check the box above if you have not been issued a TIN and have applied for a TIN or intend to apply for a TIN in the near future.
DATE, SIGNATURE AND CONTACT INFORMATION

Date: , 200 Signature: Name: Address:

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE MERGER. PLEASE REVIEW INSTRUCTION 12 TO THE ELECTION FORM/LETTER OF TRANSMITTAL AND THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

INSTRUCTIONS

TO

ELECTION FORM/LETTER OF TRANSMITTAL

To Accompany Certificates Representing Common Shares of

Community National Corporation

Please follow these instructions carefully when completing this Election Form/Letter of Transmittal.

1.	Time in which to Make an Election. To be effective, a properly completed and executed Election Form/Letter of Transmittal, accompanied by the certificate(s) representing all of the holder’s CNC common shares or a Notice of Guaranteed Delivery, must be received by Illinois Stock Transfer Company, the Exchange Agent, not later than 4:00 p.m., Central Time, on , 200 (the “Election Deadline”). However, if the closing of the Merger (which currently is expected to occur on , 200 ) is extended for any reason, the Election Deadline will be extended until up to calendar days prior to the new anticipated closing date. In this event, NB&T will publicly announce the new Election Deadline in a Current Report on Form 8-K filed with the Securities and Exchange Commission at least trading days prior to the new anticipated closing date.

Each holder of CNC common shares whose Election Form/Letter of Transmittal and certificates are not timely received (or who revoke their Election Form/Letter of Transmittal) will be considered a Non-Electing Shareholder. See Instruction 7 below.

2.	Description of Certificates. Insert in the box in Section 1 of the Election Form/Letter of Transmittal the certificate number(s) that you are surrendering and the number of CNC common shares represented by each certificate. If this certificate information is already provided in the box in Section 1, confirm the information provided and make any necessary corrections. If the space provided in the box in Section 1 is insufficient, attach a separate sheet referencing Section 1 of the Election Form/Letter of Transmittal and listing this information.

3.	Election Options. In Section 2 of the Election Form/Letter of Transmittal, indicate whether you would like to receive in exchange for your CNC common shares: (a) all cash (in the amount of $11.41 for each CNC common share owned); (b) all NB&T common shares (at the exchange ratio of 0.761 NB&T common shares for each CNC common share owned); (c) a mixture of cash (in the amount of $11.41 for each CNC common share) and NB&T common shares (at the exchange ratio of 0.761 NB&T common shares for each CNC common share); or (d) “No Election.” You may select only one of these election choices. If you mark the box in Section 2 for the Mixed Cash/Stock Election, you must also indicate the whole number of your CNC common shares that you wish to exchange for cash and the whole number of your CNC common shares that you wish to exchange for NB&T common shares. Please note that the cash consideration and exchange ratio may be reduced as described in the Merger Agreement. Please see “ ” beginning on page of the Prospectus/Proxy Statement for information regarding a potential reduction in the consideration.

If you do not select an option or select more than one, it will be assumed that as to these shares you have no preference and the shares will be designated Non-Electing Shares. See Instruction 7 below.

If you hold 1,500 or fewer shares of CNC common stock as of the Election Deadline, you will receive all cash in exchange for your CNC common stock regardless of your election.

All elections made by CNC shareholders will be subject to allocation and proration procedures set forth in the Merger Agreement and described in the Prospectus/Proxy Statement to ensure that 50% of the CNC common shares outstanding at the effective time of the Merger will be exchanged for cash and 50% will be exchanged for NB&T common shares. As a result, there is no assurance that you will receive the form of consideration that you elect to receive. Please see “                                    ” beginning on page      of the Prospectus/Proxy Statement for information regarding how the allocation and proration procedures will be applied.

NB&T will not issue fractional NB&T common shares, or certificates or script representing fractional common shares, in the Merger. Instead, NB&T will pay to each holder of CNC common shares who would otherwise be entitled to a fractional NB&T common share (after taking into account all certificates representing CNC common shares surrendered by such holder) an amount in cash, without interest, equal to the product of the fractional NB&T common share multiplied by $11.41.

None of NB&T, CNC or the Exchange Agent makes any recommendation as to whether a holder should elect to receive cash, NB&T common shares, or a combination of cash and NB&T common shares in the Merger. Each holder must make his or her own decision with respect to such election, bearing in mind the consideration received and the tax consequences of the election chosen.

4.	Change or Revocation of Election. A holder of CNC common shares who has made an election may, at any time prior to the Election Deadline, (a) change the holder’s election by submitting a new Election Form/Letter of Transmittal in accordance with the procedures described herein which is received by the Exchange Agent prior to the Election Deadline or (b) revoke the holder’s election and withdraw the certificate(s) representing the holder’s CNC common shares deposited with the Exchange Agent by providing written notice that is received by the Exchange Agent by 4:00 p.m., Central Time, on the business day immediately prior to the Election Deadline.

5.	Joint Forms of Election. Holders of CNC common shares who make a joint election will be considered to be a single holder of such CNC common shares. A joint Election Form/Letter of Transmittal may be submitted only by persons submitting certificates registered in different forms of the same name (e.g., “John Doe” on one certificate and “J. Doe” on another certificate) or by persons who may considered to own each other’s CNC common shares by reason of the ownership attribution rules contained in Section 318(a) of the Internal Revenue Code of 1986, as amended. If this Election Form/Letter of Transmittal is submitted jointly, each record holder of CNC common shares covered hereby must properly sign this Election Form/Letter of Transmittal in accordance with Instruction 8, attaching additional sheets if necessary. The signatures of such holders will be deemed to constitute a certification that the persons submitting the joint Election Form/Letter of Transmittal are eligible to do so.

6.	Forms of Election Nominees. Any record holder of CNC common shares who is a nominee may submit one or more Election Forms/Letters of Transmittal, indicating thereon a combination of elections covering up to the aggregate number of CNC common shares owned by such record holder. However, upon the request of NB&T, such record holder will be required to certify to the satisfaction of NB&T that such record holder holds such CNC common shares for purposes of allocating cash and NB&T common shares in connection with the Merger.

7.	Non-Electing Shares. A holder of CNC common shares will be deemed to have made a “non-election” if the holder: (a) selects No Election in Section 2 of the Election Form/Letter of Transmittal, (b) fails to submit a properly completed and executed Election Form/Letter of Transmittal together with the certificate(s) representing their CNC common shares by the Election Deadline, or (c) revokes a previously submitted Election Form/Letter of Transmittal and withdraws the holder’s certificates. CNC shareholders who are deemed to have made a non-election will receive in exchange for their CNC common shares either all cash, all NB&T common shares, or any combination of cash and NB&T common shares as shall be determined by NB&T or the Exchange Agent, subject to the payment of cash in lieu of the issuance of fractional NB&T common shares. NB&T or the Exchange Agent will allocate the merger consideration among all non-electing CNC shareholders in a manner that will (a) achieve the overall ratio of 50% of CNC common shares converted into NB&T common shares and 50% of CNC common shares converted into cash and (b) satisfy the elections made by the CNC shareholders to the greatest extent possible subject to such overall ratio.

8.

Signatures. The signature or signatures on the Election Form/Letter of Transmittal should correspond exactly with the name or names on the face of the certificate(s) unless the CNC common shares have been transferred by the registered holder(s), in which case the signature or signatures on the Election Form/Letter of Transmittal should correspond exactly with the name of the last transferee endorsed on the certificate(s) or indicated on the stock power(s) accompanying the certificate(s). If the Election Form/Letter of Transmittal is signed by a person other than the registered owner of the certificate(s) listed in Section 1 of the Election Form/Letter of Transmittal, the certificate(s) must be endorsed or accompanied by appropriate stock power(s), in either case signed by the registered owner(s) corresponding with the name(s) set forth on the certificate(s), and the signature(s) appearing on such endorsement(s) or stock power(s) and on the Election Form/Letter of Transmittal must be guaranteed by an eligible guarantor institution who is a member in the Medallion Signature Guarantee Program.

If the Election Form/Letter of Transmittal is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact, or other person acting in a representative or fiduciary capacity, the person signing must give such person’s full title in such capacity and appropriate evidence of authority to act in such capacity must be submitted to the Exchange Agent with the Election Form/Letter of Transmittal.

9.	Special Payment or Issuance Instructions. Section 4 of the Election Form/Letter of Transmittal must be completed if checks or certificates representing NB&T common shares are to be payable to or registered in any name(s) other than the name(s) that appear on the certificate(s) representing the CNC common shares being submitted with the Election Form/Letter of Transmittal. In addition, the certificate(s) submitted with the Election Form/Letter of Transmittal must be accompanied by appropriate signed stock power(s), and the signature(s) appearing on such stock power(s) and on the Election Form/Letter of Transmittal must be guaranteed by an eligible guarantor institution who is a member in the Medallion Signature Guarantee Program. It will be a condition to the issuance of any check or certificate representing NB&T common shares in any name(s) other than the name(s) in which the surrendered certificate for CNC common shares is registered that the person(s) requesting the issuance of such check or certificate representing NB&T common shares either pay to the Exchange Agent any transfer or other taxes required to be paid as a result of such issuance, or establish to the satisfaction of the Exchange Agent that such taxes have been paid or are not applicable.

10.	Special Delivery Instructions. If checks or certificates representing NB&T common shares are to be delivered to a person other than the registered holder(s), or to the registered holder(s) at an address other than that appearing in Section 1 of the Election Form/Letter of Transmittal, please complete Section 5 of the Election Form/Letter of Transmittal. In addition, the signature(s) appearing on the Election Form/Letter of Transmittal must be guaranteed by an eligible guarantor institution who is a member in the Medallion Signature Guarantee Program.

11.	Method of Delivery. The method of delivery of the Election Form/Letter of Transmittal and certificates representing CNC common shares and all other required documents is at the option and sole risk of the holder. Delivery of any certificates will be effected, and risk of loss and title to the certificates will pass, only upon proper delivery of the certificates to the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, or overnight delivery service is recommended.

12.	Backup Withholding; Substitute Form W-9. Each person surrendering certificates representing CNC common shares to the Exchange Agent is required to provide the Exchange Agent with a correct taxpayer identification number (“TIN”) on Substitute Form W-9, which is included in the Election Form/Letter of Transmittal, and to indicate, if appropriate, that such person is not subject to backup withholding. If such person is an individual, the TIN is his or her Social Security number. If the Exchange Agent is not provided with the correct TIN, such person may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, failure to provide the information on the Substitute Form W-9 may subject such person to 28% federal income tax backup withholding on any cash payment to be received pursuant to the Merger. Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of the tax withheld. The information required in Part III of the Substitute Form W-9 may be completed if such person has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part III is checked, and the Exchange Agent is not provided with a TIN by the time of payment of any cash by NB&T as part of the merger consideration, backup withholding may result. If CNC common shares are in more than one name or are not in the name of the actual owner, the accompanying Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 should be consulted for instructions on which TIN to report. Failure to comply truthfully with the backup withholding requirements may result in the imposition of severe criminal and/or civil fines and penalties. For additional information, please review the accompanying Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9. The Exchange Agent will send you additional documentation to complete upon receipt of your Election Form/Letter of Transmittal and Affidavit.

13.	Lost, Stolen or Destroyed Certificates. If a certificate representing any of your CNC common shares has been lost, stolen or destroyed, the Exchange Agent will deliver the consideration properly payable under the Merger Agreement with respect to the CNC common shares represented by the certificate only if you complete, sign and date the Affidavit contained in Section 6 of the Election Form/Letter of Transmittal and have your signature notarized. You must list in Section 6 of the Election Form/Letter of Transmittal the certificate number of each certificate that has been lost, stolen or destroyed and the number of CNC common shares represented by each such certificate. The Affidavit is valid only if signed and notarized in accordance with these Instructions.

14.	Determinations. All questions concerning this Election Form/Letter of Transmittal made by holders of CNC common shares, including questions relating to the effectiveness of any elections or the computation of allocations, will be determined by NB&T and/or the Exchange Agent. NB&T and/or the Exchange Agent shall have the right, in its sole and absolute discretion, to reject any and all Election Forms/Letters of Transmittal which are not in proper form or to waive any irregularities. Neither NB&T nor the Exchange Agent is under any obligation to inform any holder of CNC common shares of any defect in any Election Form/Letter of Transmittal.

15.	Questions. If you have any questions regarding the Election Form/Letter of Transmittal, please contact the Exchange Agent at 1-800-757-5755 or 1-312-427-2953 between 9:00 a.m. and 4:00 p.m. Central Time Monday through Friday.

ADDITIONAL INFORMATION ABOUT THE MERGER

You are urged to read the Prospectus/Proxy Statement with respect to the Merger previously mailed to you as it contains important information. NB&T has filed with the Securities and Exchange Commission a Registration Statement on Form S-4 under the Securities Act for the NB&T common shares to be issued to CNC shareholders in the Merger. The Registration Statement contains certain information, exhibits and undertakings that are not contained in the Prospectus/Proxy Statement. In addition, NB&T files reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. You can access both the registration statement and such other documents filed by NB&T without charge from the web site of the Securities and Exchange Commission at: http://www.sec.gov. Filings by NB&T may also be obtained free of charge by requesting them from NB&T by writing to or calling NB&T at:

NB&T Financial Group, Inc.

48 N. South Street

Wilmington, Ohio 45177

Attention: Craig F. Fortin

(937) 382-1441

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer. Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

For this type of account:	Give the SOCIAL SECURITY Number of-	For this type of account:	Give the EMPLOYER IDENTIFICATION number of-

1. An individual’s account	The individual	6. A valid trust, estate, or pension trust	The legal entity(4)

2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)	7. Corporate, or LLC electing corporate status n Form 8832, account 8. Religious, charitable, or educational organization account	The corporation The organization

3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)	9. Partnership or multi-member LLC account held in the name of the business	The partnership

4. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee(1)	10. Association, club, or other tax-exempt organization	The organization
b. So-called trust account that is not a legal or valid trust under State law	The actual owner(1)	11. A broker or registered nominee	The broker or nominee

5. Sole proprietorship or single owner LLC account	The owner(3)	12. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or local prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish.

(2)	Circle the minor’s name and furnish the minor’s social security number.

(3)	Show the name of the owner. You may use either your Social Security number or employer identification number (if you have one).

(4)	List first and circle the name of the legal trust, estate, or pension trust. Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.

Note:	If no name is circled where there is more than one name, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

If you don’t have a taxpayer identification number or you don’t know your number, obtain Form SS-5 (Application for a Social Security Number Card) or Form SS-4 (Application for Employer Identification Number) from your local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees and Payments Exempt from Backup Withholding Payees specifically exempted from backup withholding on ALL payments include the following:

•	An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the “Code”), or an individual retirement plan.
•	The United States or any agency or instrumentality thereof.
•	A state, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
•	A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
•	An international organization or any agency, or instrumentality thereof.

Other payees that may be exempt from backup withholding include:

•	A corporation.
•	A financial institution.
•	A registered dealer in securities or commodities registered in the United States or a possession of the United States.
•	A real estate investment trust.
•	A common trust fund operated by a bank under section 584(a) of the Code.
•	An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1) of the Code.
•	An entity registered at all times under the Investment Company Act of 1940.
•	A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

•	Payments to nonresident aliens subject to withholding under section 1441 of the Code.
•	Payments to partnerships not engaged in a trade or business in the United States and which have at least one non-resident alien partner.
•	Payments of patronage dividends where the amount received is not paid in money.
•	Payments made by certain foreign organizations.

Payments of interest not generally subject to backup withholding include the following:

•	Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer’s trade or business and you have not provided your correct taxpayer identification number to the payer.
•	Payments of tax-exempt interest (including exempt-interest dividends under section 852 of the Code).
•	Payments described in section 6049(b)(5) of the Code to non-resident aliens.
•	Payments on tax-free covenant bonds under section 1451 of the Code.
•	Payments made by certain foreign organizations.

Exempt payees described above must file Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” IN THE SPACE PROVIDED UNDER PART 2, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER A COMPLETED INTERNAL REVENUE FORM W-8BEN (CERTIFICATE OF FOREIGN STATUS).

Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see Sections 6041, 6041A, 6045, and 6050A of the Code.

Privacy Act Notice. – Section 6109 of the Code requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the Internal Revenue Service. The Internal Revenue Service uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1)  Penalty for Failure to Furnish Taxpayer Identification Number. – If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding. – If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information. – Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE